FOR IMMEDIATE RELEASE	October 27, 2022

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF 2022
Third Quarter Summary1
•Net income for the third quarter was $18.3 million, or $1.17 per diluted common share.
•Net interest margin (tax equivalent) expanded 21 basis points (bps) to 3.08%2.
•Annualized core loan growth (excluding PPP) of 15.72%2.
•Nonperforming assets ratio improved 3 bps to 0.40%; net charge-off ratio of 0.06%.
•Efficiency ratio improved to 53.67%2.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the third quarter of 2022 of $18.3 million, or $1.17 per diluted common share, compared to net income of $12.6 million, or $0.80 per diluted common share, for the linked quarter.
CEO COMMENTARY
Len Devaisher, Interim Chief Executive Officer of the Company, commented, "We are gratified by our momentum: improving earnings driven by strengthening fundamentals. The combination of accelerated loan growth, improving credit metrics, and a balanced approach to deposit costs and retention efforts has us positioned well for the future."

FINANCIAL HIGHLIGHTS	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2022	2022	2021	2022	2021
Net interest income	$45,733	$39,725	$40,340	$122,794	$117,462
Noninterest income	12,588	12,347	9,182	36,579	31,224
Total revenue, net of interest expense	58,321	52,072	49,522	159,373	148,686
Credit loss expense (benefit)	638	3,282	(1,080)	3,920	(7,958)
Noninterest expense	34,623	32,082	29,778	98,348	86,148
Income before income tax expense	23,060	16,708	20,824	57,105	70,496
Income tax expense	4,743	4,087	4,513	12,272	15,266
Net income	$18,317	$12,621	$16,311	$44,833	$55,230
Diluted earnings per share	$1.17	$0.80	$1.03	$2.86	$3.46

Return on average assets	1.13%	0.83%	1.11%	0.97%	1.29%
Return on average equity	14.56%	10.14%	12.00%	11.81%	14.03%
Return on average tangible equity(1)	19.32%	13.13%	15.06%	15.28%	17.69%
Efficiency ratio(1)	53.67%	56.57%	56.34%	56.70%	53.95%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

1 Third Quarter Summary compares to the second quarter of 2022 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

IOWA FIRST BANCSHARES CORP. ACQUISITION

On June 9, 2022, we acquired Iowa First Bancshares Corp ("IOFB"). The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

(In thousands)	As of June 9, 2022
Merger consideration
Cash consideration		$46,672
Identifiable net assets acquired, at fair value
Assets acquired
Cash and due from banks	$10,192
Interest earning deposits in banks	67,855
Debt securities	119,820
Loans held for investment	281,326
Premises and equipment	7,363
Core deposit intangible	16,500
Other assets	11,628
Total assets acquired		514,684
Liabilities assumed
Deposits	(463,638)
Other liabilities	(3,117)
Total liabilities assumed		(466,755)
Identifiable net assets acquired, at fair value		47,929
Bargain purchase gain (reported in Other noninterest income)		$1,257

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Net interest income increased to $45.7 million in the third quarter of 2022 from $39.7 million in the second quarter of 2022, due primarily to a higher volume of interest earning assets in addition to an expansion in the net interest margin.
Average interest earning assets increased $332.0 million to $6.05 billion in the third quarter of 2022, when compared to the second quarter of 2022. This increase reflected the full quarter benefit from earning assets acquired in the IOFB acquisition, as well as organic loan growth.
The Company's tax equivalent net interest margin was 3.08% in the third quarter of 2022 compared to 2.87% in the linked quarter. The increase in tax equivalent net interest margin reflected an increase in total interest earning asset yields, partially offset by increased funding costs. Total interest earning assets yield increased 37 bps from the linked quarter as loan yields increased 42 bps and taxable investment securities yields 18 bps. Sixteen basis points of the loan yield increase was attributable to loan purchase discount accretion. The cost of interest bearing liabilities increased 19 bps to 0.64%, due to interest bearing deposits costs of 0.46%, short-term borrowing costs of 1.34%, and long-term debt costs of 4.70%, which increased 15 bps, 87 bps and 25 bps respectively, from the linked quarter.
Noninterest Income
Noninterest income for the third quarter of 2022 increased $0.2 million, or 2.0%, from the linked quarter. The increase was primarily due to increases of $2.0 million and $0.4 million in other income and service charges and fees, respectively. The increase in other income stemmed primarily from a one-time settlement and the increase in service charges and fees reflected the full quarter benefit from the IOFB acquisition. Partially offsetting the increases above was a $1.8 million decline in loan revenue, which reflected a smaller increase in the fair value of our mortgage servicing rights.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	September 30,	June 30,	September 30,
(In thousands)	2022	2022	2021
Investment services and trust activities	$2,876	$2,670	$2,915
Service charges and fees	2,075	1,717	1,613
Card revenue	1,898	1,878	1,820
Loan revenue	1,722	3,523	1,935
Bank-owned life insurance	579	558	532
Investment securities gains, net	(163)	395	36
Other	3,601	1,606	331
Total noninterest income	$12,588	$12,347	$9,182
Noninterest Expense
Noninterest expense for the third quarter of 2022 increased $2.5 million, or 7.9%, from the linked quarter, primarily due to increases of $1.1 million, $0.5 million, and $0.5 million in compensation and employee benefits, amortization of intangibles, and data processing, respectively. These increases primarily reflected a full three months of costs associated with IOFB as well as increased merger-related data processing expenses. Offsetting the increases identified above was a decline of $0.4 million in legal and professional expenses, primarily due to a decrease in legal and professional merger-related expenses.
The increase in net interest income and noninterest income, partially offset by the increase in noninterest expense noted above, were the primary drivers of the improvement in the efficiency ratio, which decreased 2.90 percentage points to 53.67% from 56.57% in the linked quarter.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	September 30,	June 30,	September 30,
(In thousands)	2022	2022	2021
Compensation and employee benefits	$20,046	$18,955	$17,350
Occupancy expense of premises, net	2,577	2,253	2,547
Equipment	2,358	2,107	1,973
Legal and professional	2,012	2,435	1,272
Data processing	1,731	1,237	1,406
Marketing	1,139	1,157	1,022
Amortization of intangibles	1,789	1,283	1,264
FDIC insurance	415	420	435
Communications	302	266	275
Foreclosed assets, net	42	4	43
Other	2,212	1,965	2,191
Total noninterest expense	$34,623	$32,082	$29,778
The following table presents details of merger-related expenses for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Merger-related Expenses	2022	2022	2021
(In thousands)
Compensation and employee benefits	$132	$150	$—
Occupancy expense of premises, net	—	1	—
Equipment	14	6	—
Legal and professional	193	638	—
Data processing	304	38	—
Marketing	90	65	—
Communications	—	2	—
Other	30	1	—
Total merger-related expenses	$763	$901	$—

Income Taxes
The Company's effective income tax rate decreased to 20.6% in the third quarter of 2022 compared to 24.5% in the linked quarter. The lower effective income tax rate in the third quarter of 2022 was due to the one-time income tax expense of $0.8 million recognized in the second quarter of 2022 stemming from a change in the tax law in the state of Iowa. The effective income tax rate for the full year 2022 is expected to be in the range of 20-22%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in millions, except per share amounts)	2022	2022	2021
Ending Balance Sheet
Total assets	$6,491.1	$6,442.5	$5,875.4
Loans held for investment, net of unearned income	3,746.3	3,611.2	3,268.6
Total securities	2,299.9	2,402.8	2,136.9
Total deposits	5,476.8	5,537.4	4,957.8
Average Balance Sheet
Average total assets	$6,457.6	$6,079.0	$5,811.2
Average total loans	3,673.4	3,326.3	3,356.7
Average total deposits	5,507.5	5,181.9	4,882.8
Funding and Liquidity
Short-term borrowings	$304.5	$193.9	$187.5
Long-term debt	154.2	159.2	154.9
Loans to deposits ratio	68.40%	65.21%	65.93%
Equity
Total shareholders' equity	$472.2	$488.8	$530.3
Common equity ratio	7.28%	7.59%	9.03%
Tangible common equity(1)	377.7	392.5	446.7
Tangible common equity ratio(1)	5.90%	6.18%	7.71%
Per Share Data
Book value	$30.23	$31.26	$33.71
Tangible book value(1)	$24.17	$25.10	$28.40
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, increased $135.1 million, or 3.7%, to $3.75 billion from June 30, 2022. This increase was driven by new loan production and higher volumes of line of credit usage during the third quarter of 2022.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	September 30, 2022		June 30, 2022		September 30, 2021
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$1,041,662	27.8%	$986,137	27.3%	$927,258	28.4%
Agricultural	116,229	3.1	110,263	3.1	106,356	3.3
Commercial real estate
Construction and development	276,941	7.4	224,470	6.2	146,417	4.5
Farmland	183,581	4.9	181,820	5.0	130,936	4.0
Multifamily	222,592	5.9	239,676	6.6	273,347	8.4
Other	1,226,983	32.8	1,213,974	33.7	1,148,658	35.0
Total commercial real estate	1,910,097	51.0	1,859,940	51.5	1,699,358	51.9
Residential real estate
One-to-four family first liens	446,373	11.9	430,157	11.9	334,267	10.2
One-to-four family junior liens	157,276	4.2	148,647	4.1	133,869	4.1
Total residential real estate	603,649	16.1	578,804	16.0	468,136	14.3
Consumer	74,652	2.0	76,008	2.1	67,536	2.1
Loans held for investment, net of unearned income	$3,746,289	100.0%	$3,611,152	100.0%	$3,268,644	100.0%

Total commitments to extend credit	$1,159,323		$1,117,754		$950,157

Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Nine Months Ended
Allowance for Credit Losses Roll Forward	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2022	2022	2021	2022	2021
Beginning balance	$52,350	$46,200	$48,000	$48,700	$55,500
PCD allowance established in acquisition	—	3,371	—	3,371	—
Charge-offs	(970)	(440)	(234)	(4,041)	(2,077)
Recoveries	382	159	1,114	950	2,235
Net charge-offs	(588)	(281)	880	(3,091)	158
Credit loss (benefit) expense related to loans	338	3,060	(980)	3,120	(7,758)
Ending balance	$52,100	$52,350	$47,900	$52,100	$47,900

As of September 30, 2022, the allowance for credit losses ("ACL") was $52.1 million, or 1.39% of loans held for investment, net of unearned income, compared with $52.4 million, or 1.45% of loans held for investment, net of unearned income, at June 30, 2022. Credit loss expense for the third quarter of 2022 was $0.6 million, compared to $3.3 million in the second quarter of 2022, and was primarily attributable to a reserve taken to support loan growth.
Deposits
Total deposits declined $60.7 million, or 1.1%, to $5.5 billion from June 30, 2022. This decline reflected the competitive market for deposits driven by the rapid rate of increase in the federal funds target rate over the course of this year.
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	September 30, 2022		June 30, 2022		September 30, 2021
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$1,139,694	20.8%	$1,114,825	20.1%	$999,887	20.2%
Interest checking deposits	1,705,289	31.2	1,749,748	31.7	1,464,389	29.5
Money market deposits	991,783	18.1	1,070,912	19.3	989,095	20.0
Savings deposits	700,843	12.8	715,829	12.9	616,924	12.4
Total non-maturity deposits	4,537,609	82.9	4,651,314	84.0	4,070,295	82.1
Time deposits of $250 and under	537,616	9.8	547,427	9.9	522,907	10.5
Time deposits over $250	401,557	7.3	338,700	6.1	364,579	7.4
Total time deposits	939,173	17.1	886,127	16.0	887,486	17.9
Total deposits	$5,476,782	100.0%	$5,537,441	100.0%	$4,957,781	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Credit loss expense (benefit) related to loans	$338	$3,060	$(980)
Net charge-offs (recoveries)	$588	$281	$(880)
Net charge-off (recovery) ratio(1)	0.06%	0.03%	(0.10)%

At period-end
Pass	$3,550,695	$3,402,508	$3,069,314
Special Mention / Watch	101,255	111,893	82,871
Classified	94,339	96,751	116,459
Total loans held for investment, net	$3,746,289	$3,611,152	$3,268,644
Classified loans ratio(2)	2.52%	2.68%	3.56%

Nonaccrual loans held for investment	$25,027	$25,978	$33,657
Accruing loans contractually past due 90 days or more	936	1,359	51
Total nonperforming loans	25,963	27,337	33,708
Foreclosed assets, net	103	284	454
Total nonperforming assets	$26,066	$27,621	$34,162
Nonperforming loans ratio(3)	0.69%	0.76%	1.03%
Nonperforming assets ratio(4)	0.40%	0.43%	0.58%
Allowance for credit losses	$52,100	$52,350	$47,900
Allowance for credit losses ratio(5)	1.39%	1.45%	1.47%
Adjusted allowance for credit losses ratio(6)	1.39%	1.45%	1.51%
Allowance for credit losses to nonaccrual loans ratio(7)	208.18%	201.52%	142.32%
(1) Net charge-off (recovery) ratio is calculated as annualized net charge-offs (recoveries) divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.

(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
(7)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
During the third quarter of 2022, overall asset quality improved. The nonperforming loans ratio declined 7 bps from the linked quarter and 34 bps from the prior year to 0.69%. In addition, the classified loans ratio declined 16 bps from the linked quarter and 104 bps from the prior year to 2.52%.
The following table presents a roll forward of nonperforming loans for the period:

Nonperforming Loans	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at June 30, 2022	$25,978	$1,359	$27,337
Loans placed on nonaccrual or 90+ days past due & still accruing	1,950	520	2,470
Proceeds related to repayment or sale	(2,025)	(4)	(2,029)
Loans returned to accrual status or no longer past due	(139)	(50)	(189)
Charge-offs	(737)	(102)	(839)
Transfer to held for sale	—	(787)	(787)
Balance at September 30, 2022	$25,027	$936	$25,963

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of the current expected credit losses (CECL) accounting standard. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. The modified CECL transitional amount of $9.4 million is then reduced from capital over the subsequent three-year period.

Regulatory Capital Ratios	September 30,	June 30,	September 30,
	2022 (1)	2022	2021
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.24%	8.51%	8.70%
Common equity tier 1 capital to risk-weighted assets ratio	9.18%	8.82%	10.26%
Tier 1 capital to risk-weighted assets ratio	9.97%	9.61%	11.20%
Total capital to risk-weighted assets ratio	12.10%	11.73%	13.58%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.31%	9.70%	9.41%
Common equity tier 1 capital to risk-weighted assets ratio	11.26%	10.99%	12.14%
Tier 1 capital to risk-weighted assets ratio	11.26%	10.99%	12.14%
Total capital to risk-weighted assets ratio	12.17%	11.90%	13.05%
(1) Capital ratios for September 30, 2022 are preliminary

CORPORATE UPDATE
Appointment of Chief Executive Officer
As previously announced on October 19, 2022, the Company's Board of Directors appointed Charles (Chip) N. Reeves to serve as the Chief Executive Officer of the Company and MidWestOne Bank effective November 1, 2022.
IOFB Integration Update
During the third quarter of 2022, core banking system conversions were completed for the former First National Bank in Fairfield and the former First National Bank of Muscatine. Also during the third quarter of 2022, we closed and consolidated the operations of two MidWestOne banking offices located in Fairfield, IA into the former First National Bank in Fairfield banking office.
Share Repurchase Program
Under our current repurchase program, common shares repurchased by the Company during the third quarter of 2022 totaled 14,586 shares. These shares were repurchased at an average price of $29.51 per share and a total cost of $0.4 million in the third quarter of 2022. At September 30, 2022, the total amount available under the Company's current share repurchase program was $3.0 million.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, October 28, 2022. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=5495738f&confId=42438. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-927-1758, using an access code of 483853 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until January 26, 2023, by calling 1-866-813-9403 and using the replay access code of 684318. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of actual and expected increases in inflation and interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, including the new 1.0% excise tax on stock buybacks by publicly traded companies; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the war in Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the effects of cyber-attacks; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our customers, employees and supply chain; and (25) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2022	2022	2022	2021	2021
ASSETS
Cash and due from banks	$77,513	$60,622	$47,677	$42,949	$53,562
Interest earning deposits in banks	1,001	23,242	12,152	160,881	84,952
Total cash and cash equivalents	78,514	83,864	59,829	203,830	138,514
Debt securities available for sale at fair value	1,153,304	1,234,789	1,145,638	2,288,110	2,136,902
Held to maturity securities at amortized cost	1,146,583	1,168,042	1,204,212	—	—
Total securities	2,299,887	2,402,831	2,349,850	2,288,110	2,136,902
Loans held for sale	2,320	4,991	6,466	12,917	58,679
Gross loans held for investment	3,761,664	3,627,728	3,256,294	3,252,194	3,278,150
Unearned income, net	(15,375)	(16,576)	(6,259)	(7,182)	(9,506)
Loans held for investment, net of unearned income	3,746,289	3,611,152	3,250,035	3,245,012	3,268,644
Allowance for credit losses	(52,100)	(52,350)	(46,200)	(48,700)	(47,900)
Total loans held for investment, net	3,694,189	3,558,802	3,203,835	3,196,312	3,220,744
Premises and equipment, net	87,732	89,048	82,603	83,492	84,130
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	32,086	33,874	18,658	19,885	21,130
Foreclosed assets, net	103	284	273	357	454
Other assets	233,753	206,320	176,223	157,748	152,393
Total assets	$6,491,061	$6,442,491	$5,960,214	$6,025,128	$5,875,423
LIABILITIES
Noninterest bearing deposits	$1,139,694	$1,114,825	$1,002,415	$1,005,369	$999,887
Interest bearing deposits	4,337,088	4,422,616	4,075,310	4,109,150	3,957,894
Total deposits	5,476,782	5,537,441	5,077,725	5,114,519	4,957,781
Short-term borrowings	304,536	193,894	181,193	181,368	187,508
Long-term debt	154,190	159,168	139,898	154,879	154,860
Other liabilities	83,324	63,156	56,941	46,887	45,010
Total liabilities	6,018,832	5,953,659	5,455,757	5,497,653	5,345,159
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	301,418	300,859	300,505	300,940	300,327
Retained earnings	276,998	262,395	253,500	243,365	232,639
Treasury stock	(26,145)	(25,772)	(24,113)	(24,546)	(22,735)
Accumulated other comprehensive (loss) income	(96,623)	(65,231)	(42,016)	(8,865)	3,452
Total shareholders' equity	472,229	488,832	504,457	527,475	530,264
Total liabilities and shareholders' equity	$6,491,061	$6,442,491	$5,960,214	$6,025,128	$5,875,423

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2022	2022	2022	2021	2021	2022	2021
Interest income
Loans, including fees	$40,451	$32,746	$31,318	$33,643	$36,115	$104,515	$107,393
Taxable investment securities	10,635	9,576	8,123	7,461	6,655	28,334	18,231
Tax-exempt investment securities	2,326	2,367	2,383	2,415	2,428	7,076	7,532
Other	9	40	28	37	21	77	54
Total interest income	53,421	44,729	41,852	43,556	45,219	140,002	133,210
Interest expense
Deposits	5,035	3,173	2,910	3,031	3,150	11,118	10,167
Short-term borrowings	767	229	119	130	132	1,115	421
Long-term debt	1,886	1,602	1,487	1,576	1,597	4,975	5,160
Total interest expense	7,688	5,004	4,516	4,737	4,879	17,208	15,748
Net interest income	45,733	39,725	37,336	38,819	40,340	122,794	117,462
Credit loss expense (benefit)	638	3,282	—	622	(1,080)	3,920	(7,958)
Net interest income after credit loss expense (benefit)	45,095	36,443	37,336	38,197	41,420	118,874	125,420
Noninterest income
Investment services and trust activities	2,876	2,670	3,011	3,115	2,915	8,557	8,560
Service charges and fees	2,075	1,717	1,657	1,684	1,613	5,449	4,575
Card revenue	1,898	1,878	1,650	1,746	1,820	5,426	5,269
Loan revenue	1,722	3,523	4,293	3,132	1,935	9,538	9,816
Bank-owned life insurance	579	558	531	550	532	1,668	1,612
Investment securities gains, net	(163)	395	40	137	36	272	105
Other	3,601	1,606	462	865	331	5,669	1,287
Total noninterest income	12,588	12,347	11,644	11,229	9,182	36,579	31,224
Noninterest expense
Compensation and employee benefits	20,046	18,955	18,664	18,266	17,350	57,665	51,671
Occupancy expense of premises, net	2,577	2,253	2,779	2,211	2,547	7,609	7,063
Equipment	2,358	2,107	1,901	2,189	1,973	6,366	5,627
Legal and professional	2,012	2,435	2,353	1,826	1,272	6,800	3,430
Data processing	1,731	1,237	1,231	1,211	1,406	4,199	4,005
Marketing	1,139	1,157	1,029	1,121	1,022	3,325	2,901
Amortization of intangibles	1,789	1,283	1,227	1,245	1,264	4,299	4,112
FDIC insurance	415	420	420	380	435	1,255	1,192
Communications	302	266	272	277	275	840	1,055
Foreclosed assets, net	42	4	(112)	7	43	(66)	226
Other	2,212	1,965	1,879	1,711	2,191	6,056	4,866
Total noninterest expense	34,623	32,082	31,643	30,444	29,778	98,348	86,148
Income before income tax expense	23,060	16,708	17,337	18,982	20,824	57,105	70,496
Income tax expense	4,743	4,087	3,442	4,726	4,513	12,272	15,266
Net income	$18,317	$12,621	$13,895	$14,256	$16,311	$44,833	$55,230

Earnings per common share
Basic	$1.17	$0.81	$0.89	$0.91	$1.03	$2.86	$3.47
Diluted	$1.17	$0.80	$0.88	$0.91	$1.03	$2.86	$3.46
Weighted average basic common shares outstanding	15,623	15,668	15,683	15,692	15,841	15,658	15,939
Weighted average diluted common shares outstanding	15,654	15,688	15,718	15,734	15,863	15,686	15,963
Dividends paid per common share	$0.2375	$0.2375	$0.2375	$0.2250	$0.2250	$0.7125	$0.6750

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2022	2022	2021	2022	2021
Earnings:
Net interest income	$45,733	$39,725	$40,340	$122,794	$117,462
Noninterest income	12,588	12,347	9,182	36,579	31,224
Total revenue, net of interest expense	58,321	52,072	49,522	159,373	148,686
Credit loss expense (benefit)	638	3,282	(1,080)	3,920	(7,958)
Noninterest expense	34,623	32,082	29,778	98,348	86,148
Income before income tax expense	23,060	16,708	20,824	57,105	70,496
Income tax expense	4,743	4,087	4,513	12,272	15,266
Net income	$18,317	$12,621	$16,311	$44,833	$55,230
Per Share Data:
Diluted earnings	$1.17	$0.80	$1.03	$2.86	$3.46
Book value	30.23	31.26	33.71	30.23	33.71
Tangible book value(1)	24.17	25.10	28.40	24.17	28.40
Ending Balance Sheet:
Total assets	$6,491,061	$6,442,491	$5,875,423	$6,491,061	$5,875,423
Loans held for investment, net of unearned income	3,746,289	3,611,152	3,268,644	3,746,289	3,268,644
Total securities	2,299,887	2,402,831	2,136,902	2,299,887	2,136,902
Total deposits	5,476,782	5,537,441	4,957,781	5,476,782	4,957,781
Short-term borrowings	304,536	193,894	187,508	304,536	187,508
Long-term debt	154,190	159,168	154,860	154,190	154,860
Total shareholders' equity	472,229	488,832	530,264	472,229	530,264
Average Balance Sheet:
Average total assets	$6,457,647	$6,078,950	$5,811,228	$6,152,390	$5,728,822
Average total loans	3,673,379	3,326,269	3,356,680	3,416,600	3,394,066
Average total deposits	5,507,482	5,181,927	4,882,835	5,246,183	4,778,484
Financial Ratios:
Return on average assets	1.13%	0.83%	1.11%	0.97%	1.29%
Return on average equity	14.56%	10.14%	12.00%	11.81%	14.03%
Return on average tangible equity(1)	19.32%	13.13%	15.06%	15.28%	17.69%
Efficiency ratio(1)	53.67%	56.57%	56.34%	56.70%	53.95%
Net interest margin, tax equivalent(1)	3.08%	2.87%	3.00%	2.92%	2.99%
Loans to deposits ratio	68.40%	65.21%	65.93%	68.40%	65.93%
Common equity ratio	7.28%	7.59%	9.03%	7.28%	9.03%
Tangible common equity ratio(1)	5.90%	6.18%	7.71%	5.90%	7.71%
Credit Risk Profile:
Total nonperforming loans	$25,963	$27,337	$33,708	$25,963	$33,708
Nonperforming loans ratio	0.69%	0.76%	1.03%	0.69%	1.03%
Total nonperforming assets	$26,066	$27,621	$34,162	$26,066	$34,162
Nonperforming assets ratio	0.40%	0.43%	0.58%	0.40%	0.58%
Net charge-offs (recoveries)	$588	$281	$(880)	$3,091	$(158)
Net charge-off (recovery) ratio	0.06%	0.03%	(0.10)%	0.12%	(0.01)%
Allowance for credit losses	$52,100	$52,350	$47,900	$52,100	$47,900
Allowance for credit losses ratio	1.39%	1.45%	1.47%	1.39%	1.47%
Adjusted allowance for credit losses ratio(1)	1.39%	1.45%	1.51%	1.39%	1.51%
Allowance for credit losses to nonaccrual ratio	208.18%	201.52%	142.32%	208.18%	142.32%
PPP Loans:
Average PPP loans	$373	$1,061	$143,628	$5,649	$160,708
Fee Income	8	59	3,593	864	9,735

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,673,379	$41,124	4.44%	$3,326,269	$33,315	4.02%	$3,356,680	$36,622	4.33%
Taxable investment securities	1,939,517	10,635	2.18%	1,923,155	9,576	2.00%	1,628,605	6,655	1.62%
Tax-exempt investment securities (2)(4)	431,898	2,922	2.68%	439,385	2,975	2.72%	459,717	3,043	2.63%
Total securities held for investment(2)	2,371,415	13,557	2.27%	2,362,540	12,551	2.13%	2,088,322	9,698	1.84%
Other	6,070	9	0.59%	30,016	40	0.53%	44,915	21	0.19%
Total interest earning assets(2)	$6,050,864	54,690	3.59%	$5,718,825	45,906	3.22%	$5,489,917	46,341	3.35%
Other assets	406,783			360,125			321,311
Total assets	$6,457,647			$6,078,950			$5,811,228
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,725,000	$1,463	0.34%	$1,641,337	$1,189	0.29%	$1,434,560	$1,056	0.29%
Money market deposits	1,016,005	1,268	0.50%	1,003,386	571	0.23%	955,174	506	0.21%
Savings deposits	710,836	297	0.17%	662,449	287	0.17%	606,449	316	0.21%
Time deposits	913,307	2,007	0.87%	836,143	1,126	0.54%	890,866	1,272	0.57%
Total interest bearing deposits	4,365,148	5,035	0.46%	4,143,315	3,173	0.31%	3,887,049	3,150	0.32%
Securities sold under agreements to repurchase	144,628	228	0.63%	154,107	111	0.29%	170,384	104	0.24%
Other short-term borrowings	83,086	539	2.57%	41,859	118	1.13%	12,100	28	0.92%
Short-term borrowings	227,714	767	1.34%	195,966	229	0.47%	182,484	132	0.29%
Long-term debt	159,125	1,886	4.70%	144,440	1,602	4.45%	163,817	1,597	3.87%
Total borrowed funds	386,839	2,653	2.72%	340,406	1,831	2.16%	346,301	1,729	1.98%
Total interest bearing liabilities	$4,751,987	$7,688	0.64%	$4,483,721	$5,004	0.45%	$4,233,350	$4,879	0.46%
Noninterest bearing deposits	1,142,334			1,038,612			995,786
Other liabilities	64,063			57,157			43,040
Shareholders’ equity	499,263			499,460			539,052
Total liabilities and shareholders’ equity	$6,457,647			$6,078,950			$5,811,228
Net interest income(2)		$47,002			$40,902			$41,462
Net interest spread(2)			2.95%			2.77%			2.89%
Net interest margin(2)			3.08%			2.87%			3.00%

Total deposits(5)	$5,507,482	$5,035	0.36%	$5,181,927	$3,173	0.25%	$4,882,835	$3,150	0.26%
Cost of funds(6)			0.52%			0.36%			0.37%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $35 thousand, $(31) thousand, and $3.5 million for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively. Loan purchase discount accretion was $2.0 million, $528 thousand, and $774 thousand for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively. Tax equivalent adjustments were $673 thousand, $569 thousand, and $507 thousand for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $596 thousand, $608 thousand, and $615 thousand for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Nine Months Ended
	September 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,416,600	$106,297	4.16%	$3,394,066	$108,950	4.29%
Taxable investment securities	1,899,907	28,334	1.99%	1,501,252	18,231	1.62%
Tax-exempt investment securities (2)(4)	440,542	8,895	2.70%	466,209	9,442	2.71%
Total securities held for investment(2)	2,340,449	37,229	2.13%	1,967,461	27,673	1.88%
Other	25,972	77	0.40%	43,250	54	0.17%
Total interest earning assets(2)	$5,783,021	143,603	3.32%	$5,404,777	136,677	3.38%
Other assets	369,369			324,045
Total assets	$6,152,390			$5,728,822
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,642,849	$3,713	0.30%	$1,418,339	$3,142	0.30%
Money market deposits	991,338	2,338	0.32%	936,932	1,486	0.21%
Savings deposits	671,917	863	0.17%	585,334	926	0.21%
Time deposits	877,923	4,204	0.64%	875,027	4,613	0.70%
Total interest bearing deposits	4,184,027	11,118	0.36%	3,815,632	10,167	0.36%
Securities sold under agreements to repurchase	152,663	435	0.38%	171,848	321	0.25%
Other short-term borrowings	42,952	680	2.12%	20,235	100	0.66%
Short-term borrowings	195,615	1,115	0.76%	192,083	421	0.29%
Long-term debt	148,053	4,975	4.49%	186,323	5,160	3.70%
Total borrowed funds	343,668	6,090	2.37%	378,406	5,581	1.97%
Total interest bearing liabilities	$4,527,695	$17,208	0.51%	$4,194,038	$15,748	0.50%
Noninterest bearing deposits	1,062,156			962,852
Other liabilities	54,775			45,671
Shareholders’ equity	507,764			526,261
Total liabilities and shareholders’ equity	$6,152,390			$5,728,822
Net interest income(2)		$126,395			$120,929
Net interest spread(2)			2.81%			2.88%
Net interest margin(2)			2.92%			2.99%

Total deposits(5)	$5,246,183	$11,118	0.28%	$4,778,484	$10,167	0.28%
Cost of funds(6)			0.41%			0.41%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $0.7 million and $9.3 million for the nine months ended September 30, 2022 and September 30, 2021, respectively. Loan purchase discount accretion was $3.3 million and $2.7 million for the nine months ended September 30, 2022 and September 30, 2021, respectively. Tax equivalent adjustments were $1.8 million and $1.6 million for the nine months ended September 30, 2022 and September 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.8 million and $1.9 million for the nine months ended September 30, 2022 and September 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2022	2021	2021
Total shareholders’ equity	$472,229	$488,832	$504,457	$527,475	$530,264
Intangible assets, net	(94,563)	(96,351)	(81,135)	(82,362)	(83,607)
Tangible common equity	$377,666	$392,481	$423,322	$445,113	$446,657

Total assets	$6,491,061	$6,442,491	$5,960,214	$6,025,128	$5,875,423
Intangible assets, net	(94,563)	(96,351)	(81,135)	(82,362)	(83,607)
Tangible assets	$6,396,498	$6,346,140	$5,879,079	$5,942,766	$5,791,816

Book value per share	$30.23	$31.26	$32.15	$33.66	$33.71
Tangible book value per share(1)	$24.17	$25.10	$26.98	$28.40	$28.40
Shares outstanding	15,622,825	15,635,131	15,690,125	15,671,147	15,729,451

Common equity ratio	7.28%	7.59%	8.46%	8.75%	9.03%
Tangible common equity ratio(2)	5.90%	6.18%	7.20%	7.49%	7.71%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Nine Months Ended
Return on Average Tangible Equity	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net income	$18,317	$12,621	$16,311	$44,833	$55,230
Intangible amortization, net of tax(1)	1,342	962	948	3,224	3,084
Tangible net income	$19,659	$13,583	$17,259	$48,057	$58,314

Average shareholders’ equity	$499,263	$499,460	$539,052	$507,764	$526,261
Average intangible assets, net	(95,499)	(84,540)	(84,288)	(87,318)	(85,579)
Average tangible equity	$403,764	$414,920	$454,764	$420,446	$440,682

Return on average equity	14.56%	10.14%	12.00%	11.81%	14.03%
Return on average tangible equity(2)	19.32%	13.13%	15.06%	15.28%	17.69%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net interest income	$45,733	$39,725	$40,340	$122,794	$117,462
Tax equivalent adjustments:
Loans(1)	673	569	507	1,782	1,557
Securities(1)	596	608	615	1,819	1,910
Net interest income, tax equivalent	$47,002	$40,902	$41,462	$126,395	$120,929
Loan purchase discount accretion	(2,015)	(528)	(774)	(3,275)	(2,745)
Core net interest income	$44,987	$40,374	$40,688	$123,120	$118,184

Net interest margin	3.00%	2.79%	2.92%	2.84%	2.91%
Net interest margin, tax equivalent(2)	3.08%	2.87%	3.00%	2.92%	2.99%
Core net interest margin(3)	2.95%	2.83%	2.94%	2.85%	2.92%
Average interest earning assets	$6,050,864	$5,718,825	$5,489,917	$5,783,021	$5,404,777
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Nine Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Loan interest income, including fees	$40,451	$32,746	$36,115	$104,515	$107,393
Tax equivalent adjustment(1)	673	569	507	1,782	1,557
Tax equivalent loan interest income	$41,124	$33,315	$36,622	$106,297	$108,950
Loan purchase discount accretion	(2,015)	(528)	(774)	(3,275)	(2,745)
Core loan interest income	$39,109	$32,787	$35,848	$103,022	$106,205

Yield on loans	4.37%	3.95%	4.27%	4.09%	4.23%
Yield on loans, tax equivalent(2)	4.44%	4.02%	4.33%	4.16%	4.29%
Core yield on loans(3)	4.22%	3.95%	4.24%	4.03%	4.18%
Average loans	$3,673,379	$3,326,269	$3,356,680	$3,416,600	$3,394,066
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Nine Months Ended
Efficiency Ratio	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Total noninterest expense	$34,623	$32,082	$29,778	$98,348	$86,148
Amortization of intangibles	(1,789)	(1,283)	(1,264)	(4,299)	(4,112)
Merger-related expenses	(763)	(901)	—	(1,792)	—
Noninterest expense used for efficiency ratio	$32,071	$29,898	$28,514	$92,257	$82,036

Net interest income, tax equivalent(1)	$47,002	$40,902	$41,462	$126,395	$120,929
Noninterest income	12,588	12,347	9,182	36,579	31,224
Investment securities gains, net	163	(395)	(36)	(272)	(105)
Net revenues used for efficiency ratio	$59,753	$52,854	$50,608	$162,702	$152,048

Efficiency ratio (2)	53.67%	56.57%	56.34%	56.70%	53.95%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Adjusted Allowance for Credit Losses Ratio	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
Loans held for investment, net of unearned income	$3,746,289	$3,611,152	$3,250,035	$3,245,012	$3,268,644
PPP loans	(195)	(402)	(3,037)	(30,841)	(89,354)
Core loans	$3,746,094	$3,610,750	$3,246,998	$3,214,171	$3,179,290
Allowance for credit losses	$52,100	$52,350	$46,200	$48,700	$47,900

Allowance for credit losses ratio	1.39%	1.45%	1.42%	1.50%	1.47%
Adjusted allowance for credit losses ratio(1)	1.39%	1.45%	1.42%	1.52%	1.51%
(1) Allowance for credit losses divided by core loans.

Core Loans/Core Commercial Loans	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
Commercial loans:
Commercial and industrial	$1,041,662	$986,137	$898,942	$902,314	$927,258
Agricultural	116,229	110,263	94,649	103,417	106,356
Commercial real estate	1,910,097	1,859,940	1,723,891	1,704,541	1,699,358
Total commercial loans	$3,067,988	$2,956,340	$2,717,482	$2,710,272	$2,732,972
Consumer loans:
Residential real estate	$603,649	$578,804	$463,676	$466,322	$468,136
Other consumer	74,652	76,008	68,877	68,418	67,536
Total consumer loans	$678,301	$654,812	$532,553	$534,740	$535,672
Loans held for investment, net of unearned income	$3,746,289	$3,611,152	$3,250,035	$3,245,012	$3,268,644

PPP loans	$195	$402	$3,037	$30,841	$89,354
Acquired IOFB loan portfolio	$281,326	$281,470	$—	$—	$—

Core loans(1)	$3,746,094	$3,610,750	$3,246,998	$3,214,171	$3,179,290
Adjusted core loans(2)	$3,464,768	$3,329,280	$3,246,998	$3,214,171	$3,179,290
Core commercial loans(3)	$3,067,793	$2,955,938	$2,714,445	$2,679,431	$2,643,618

(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Adjusted core loans are calculated as loans held for investment, net of unearned income, less PPP loans and the acquired IOFB loan portfolio.
(3) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Len D. Devaisher	Barry S. Ray
Interim Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800